UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2004

Wolverine Tube, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-12164	63-0970812

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

200 Clinton Avenue West, Suite 1000, Huntsville, AL	35801

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (256) 353-1310

Item 5. OTHER EVENTS
Item 7. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRIVATE PLACEMENT PRESS RELEASE
EX-99.2 PLEDGE AGREEMENT 03/27/02

Item 5. OTHER EVENTS

     On June 23, 2004, Wolverine Tube, Inc. (the “Company”) completed a private placement of 2,450,000 shares of its common stock to accredited investors at a price of $10.00 per share. The Company raised gross proceeds of $24,500,000 in the aggregate, before fees and expenses. The Company will use the net proceeds for repayment of debt and other corporate purposes.

     A Pledge Agreement dated March 27, 2002 relating to the Company’s Credit Agreement dated March 27, 2002 pledging the stock of certain of the Company’s subsidiaries is also included as an exhibit. The Pledge Agreement had been amended by the First Amendment to Pledge Agreement dated as of August 30, 2002 which had previously been filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 29, 2002.

Item 7. EXHIBITS

Exhibit Number	Description
99.1	Press Release Announcing Closing of Private Placement

99.2	Pledge Agreement dated March 27, 2002 relating to the Company’s Credit Agreement dated March 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WOLVERINE TUBE, INC.

Date:	June 24, 2004	By:	/s/ James E. Deason

James E. Deason Executive Vice President, Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Announcing Closing of Private Placement

99.2	Pledge Agreement dated March 27, 2002 relating to the Company’s Credit Agreement dated March 27, 2002